Exhibit 10.30

THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (the “Securities Act”), (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT WITHOUT RESTRICTION, OR (III) THE GP HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR ANY OTHER MARGIN LOAN ENTERED INTO BY THE HOLDER OF THE SECURITIES OR ITS AFFILIATES IN THE ORDINARY COURSE OF BUSINESS.

No. OXFGPW-_____	June 24, 2013

Oxford ResourceS GP, LLC

WARRANT TO PURCHASE CLASS B UNITS

For VALUE RECEIVED, [•] (the “Warrantholder”) is entitled to purchase, subject to the provisions of this Warrant to Purchase Class B Units (this “Warrant”), from OXFORD RESOURCES GP, LLC a Delaware limited liability company (the “GP”), at an exercise price per unit equal to $0.01 per Class B Unit (the “Exercise Price”), at any time after the date hereof (the “Exercise Commencement Date”) and not later than 5:00 P.M., New York City time, on the fifth anniversary of the date hereof (the “Exercise Expiration Date”), up to [●] units (the “Warrant Units”) of the GP’s Class B Units representing membership interests (the “Class B Units”). The number of Warrant Units purchasable upon exercise of this Warrant (the “Purchasable Warrant Units”) shall be subject to adjustment from time to time as described herein.

This Warrant is authorized under the terms of that certain Third Amended and Restated Limited Liability Company Agreement of Oxford Resources GP, LLC effective January 1, 2011, as amended by that certain First Amendment to Amended and Restated Limited Liability Company Agreement dated June 24, 2013 (the “Limited Liability Company Agreement”), and is issued in connection with that certain Financing Agreement, dated as of June 24, 2013, by and among Oxford Mining Company, LLC, a wholly owned subsidiary of Oxford Resource Partners, LP, as borrower (the “Borrower”), the lenders signatory thereto, and Obsidian Agency Services, Inc., as administrative agent (the “Second Lien Financing Agreement”). Unless otherwise indicated herein or therein, capitalized terms used in this Warrant or any appendix hereto shall have the respective meanings ascribed to such terms herein or in the Limited Liability Company Agreement.

Section 1. Registration. The GP shall maintain books for the transfer and registration of this Warrant. Upon the initial issuance of this Warrant, the GP shall issue and register this Warrant in the name of the Warrantholder.

Section 2. Transfers. As provided herein, this Warrant may be transferred only pursuant to a registration statement filed under the Securities Act, or an exemption from such registration, and in compliance with any applicable state securities laws. Subject to such restrictions, the GP shall transfer this Warrant in whole or in part from time to time upon the books to be maintained by the GP for that purpose, upon surrender thereof for transfer, properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the GP, including, if required by the GP, an opinion of its counsel to the effect that such transfer is exempt from the registration requirements of the Securities Act, to establish that such transfer is being made in accordance with the terms hereof, and a new warrant shall be issued to the transferee with this Warrant being surrendered in whole or in part by the Warrantholder and voided and canceled by the GP.

Section 3. Exercise of Warrant.

(a) This Warrant may be exercised in whole or in part at any time on or after the Exercise Commencement Date and prior to the Exercise Expiration Date, upon delivery of the warrant exercise form attached hereto as Appendix A (the “Notice of Exercise”) and payment by certified check or wire transfer (or by net exercise as provided in Section 3(f)) for the aggregate Exercise Price for that number of Warrant Units then being purchased, to the GP during normal business hours on any day other than a Saturday or Sunday on which banks are open for business in New York City (a “Business Day”) at the GP’s principal executive offices (or such other office or agency of the GP as the GP may designate by notice to the Warrantholder, provided that any Notice of Exercise delivered after 12:00 noon, New York City time, will be deemed delivered the next Business Day). The Warrant Units so purchased shall be deemed to be issued to the Warrantholder or the Warrantholder’s designee, as the record owner of such Warrant Units, as of 5:00 P.M., New York City time, on the date on which the aggregate Exercise Price shall have been paid (unless the exercise is a net issuance exercise as provided in Section 3(f)). The Class B Units shall not be certificated and shall be evidenced only by the registration of such Class B Units on the books and records of the GP maintained for such purpose.

(b) Notwithstanding anything herein to the contrary, the Warrantholder shall not be required to physically surrender this Warrant to the GP until the Warrantholder has purchased all of the Warrant Units available hereunder and this Warrant has been exercised in full, in which case the Warrantholder shall surrender this Warrant to the GP for cancellation within three (3) days of the date the final Notice of Exercise is delivered to the GP. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Units available hereunder shall have the effect of lowering the outstanding number of Purchasable Warrant Units hereunder in an amount equal to the applicable number of Warrant Units purchased. The GP shall maintain records showing the number of Warrant Units purchased and the date of such purchases. The GP shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such Notice of Exercise. In the event of any dispute or discrepancy, the records of the GP shall be controlling and determinative in the absence of manifest error. The Warrantholder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this Section 3(b), following the purchase of a portion of the Warrant Units hereunder, the number of Warrant Units available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(c) If this Warrant shall have been exercised in part and surrendered, the GP shall, at its own expense and at the time of delivery of the certificate or certificates representing Warrant Units, deliver to the Warrantholder a new Warrant evidencing the rights of the Warrantholder to purchase the unpurchased Warrant Units called for by this Warrant, which new Warrant shall in all other respects be identical to this Warrant.

(d) If this Warrant is not exercised on or prior to 5:00 P.M., New York City time on the Exercise Expiration Date, this Warrant shall be void and all rights of the holder hereof shall cease.

(e) [Intentionally left blank]

(f) Notwithstanding any other provision contained herein to the contrary, the Warrantholder may elect to receive, without the payment by the Warrantholder of the aggregate Exercise Price in respect of the Class B Units to be acquired, Class B Units equal to the value of this Warrant or any portion hereof by the surrender of this Warrant (or such portion of this Warrant being so exercised) together with the Net Issue Election Notice attached hereto as Appendix B (the “Net Issue Election Notice”) duly executed, at the office of the GP. Thereupon, the GP shall issue to the Warrantholder such number of fully paid, validly issued and non-assessable (except as such non-assessability may be affected by Sections 18-303, 18-607 or 18-804 of the Delaware Limited Liability Company Act) Class B Units as is computed using the following formula:

X =	Y (A - B) A

where

X = the number of Class B Units which shall be issued to the Warrantholder;

Y = the number of Warrant Units covered by this Warrant that the Warrantholder is surrendering at such time for net issuance exercise (including both units to be issued to the Warrantholder and units to be canceled as payment therefor);

A = the Fair Market Value (as defined below) of one Class B Unit as at the time the net issue election is made; and

B = the Exercise Price in effect under this Warrant at the time the net issue election is made.

For purposes of Rule 144(d) promulgated under the Securities Act of 1933, as in effect on the Exercise Commencement Date, it is intended that the Warrant Units issued in a net issuance exercise shall be deemed to have been acquired by the Warrantholder, and the holding period for the Warrant Units shall be deemed to have commenced, on the Exercise Commencement Date.

Section 4. Compliance with the Securities Act. Except as set forth in Section 2(g) of the Warrant Issuance Agreement, dated as of June 24, 2013, pursuant to which this Warrant was issued1, any certificate evidencing the Warrant Units shall bear a restrictive legend set forth on the first page of this Warrant.

1 The same clarification should be made in the Common Units Warrants.

Section 5. Payment of Taxes. The GP will pay any documentary stamp taxes attributable to the initial issuance of Warrant Units issuable upon the exercise of this Warrant; provided, however, that the GP shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Units in a name other than that of the Warrantholder in respect of which such Warrant Units are issued, and in such case the GP shall not be required to issue or deliver any certificate for Warrant Units or any Warrant until the person requesting the same has paid to the GP the amount of such tax or has established to the GP’s reasonable satisfaction that such tax has been paid. The Warrantholder shall be responsible for income taxes due under federal, state or other law, if any such taxes are due.

Section 6. Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen or destroyed, the GP shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for this Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Units, but only upon receipt of evidence reasonably satisfactory to the GP of such loss, theft or destruction of this Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the GP.

Section 7. Adjustments. The Exercise Price and number of Purchasable Warrant Units subject to this Warrant shall be subject to adjustment from time to time as set forth in this Section 7. For purposes of this Section 7 Class A Units representing membership interests of the GP and Class B Units shall be treated as a single class. Whenever the Class A Units and Class B Units are treated as a single class in this Warrant, such single class shall be referred to as the “GP Units.”

(a) If the GP shall, at any time or from time to time while this Warrant is outstanding, subdivide any of its outstanding GP Units into a greater number of GP Units or combine any of its outstanding GP Units into a smaller number of GP Units or issue by reclassification of any of its outstanding GP Units any units representing its membership interests (including any such reclassification in connection with a consolidation or merger in which the GP is the continuing entity), then the number of Purchasable Warrant Units upon exercise of this Warrant and the Exercise Price in effect immediately prior to the date upon which such change shall become effective shall be adjusted by the GP so that the Warrantholder thereafter exercising this Warrant shall be entitled to receive the number of GP Units or other membership interests which the Warrantholder would have received, if this Warrant had been exercised in full immediately prior to such event upon payment of the Exercise Price that has been adjusted to reflect the economics of such event to the Warrantholder. Such adjustments shall be made successively whenever any event listed above shall occur.

(b) If any capital reorganization, reclassification of the membership interests of the GP, consolidation or merger of the GP with another entity in which the GP is not the continuing entity, or sale, transfer or other disposition of all or substantially all of the GP’s assets to another entity shall be effected, in each case, directly or indirectly or in one or more related transactions (each, a “Fundamental Transaction”), then, as a condition of such Fundamental Transaction, lawful and adequate provision shall be made whereby the Warrantholder shall thereafter have the right to exercise this Warrant and receive, upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Units immediately theretofore issuable upon exercise of this Warrant, such membership interests, securities or assets or property (including cash) as would have been issuable or payable with respect to or in exchange for a number of Warrant Units equal to the number of Warrant Units immediately theretofore issuable upon exercise of this Warrant had this Warrant been exercised in full immediately prior to such Fundamental Transaction (the “Transaction Consideration”), and in any such case appropriate provision (as determined in good faith by the Board of Directors of the GP) shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Exercise Price) shall thereafter be applicable as nearly equivalent as may be practicable in relation to any Transaction Consideration deliverable upon the exercise hereof. The GP shall not effect any such Fundamental Transaction unless prior to or simultaneously with the consummation thereof the continuing entity (if other than the GP) resulting from such consolidation or merger, or the entity purchasing or otherwise acquiring such assets or other appropriate entity, shall assume the obligation to deliver to the Warrantholder, at the last address of the Warrantholder appearing on the books of the GP, such Transaction Consideration as, in accordance with the foregoing provisions, the Warrantholder may be entitled to receive upon exercise hereof, and the other obligations under this Warrant. Without limiting the generality of the foregoing, the terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or continuing entity to comply with the provisions of this Section 7(b) and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. The aggregate Exercise Price for this Warrant shall not be affected by any such Fundamental Transaction, but the GP shall apportion such aggregate Exercise Price among the Transaction Consideration in a reasonable manner reflecting the relative value of any different components of the Transaction Consideration, if applicable. If holders of GP Units are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Warrantholder shall be given the same choice as to the Transaction Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. At the Warrantholder’s request, any successor to the GP or continuing entity in such Fundamental Transaction shall issue to the Warrantholder a new Warrant consistent with the foregoing provisions and evidencing the Warrantholder’s right to purchase the Transaction Consideration for the aggregate Exercise Price upon exercise thereof.

(c) If the GP shall, at any time or from time to time while this Warrant is outstanding, declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of GP Units, by way of return of capital or otherwise (including, without limitation, any distribution of cash, GP Units or other securities or membership interests, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Warrantholder shall be entitled to participate in such Distribution to the same extent that the Warrantholder would have participated therein if the Warrantholder had held the number of GP Units acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof) immediately before the date as of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of GP Units are to be determined for the participation in such Distribution.

(d) An adjustment to the Exercise Price shall become effective immediately after the payment date in the case of each distribution and immediately after the effective date of each other event which requires an adjustment.

(e) In the event that, as a result of an adjustment made pursuant to this Section 7, the Warrantholder shall become entitled to receive any membership interests in the GP other than GP Units, the membership interests so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Units contained in this Warrant.

(f) If and whenever the GP shall issue or sell, or is, in accordance with any of Sections 7(f)(i) - (vii), deemed to have issued or sold, any GP Units (a “Trigger Issuance”) for no consideration or for a consideration per unit less than the Fair Market Value of the GP Units in effect at the time of such Trigger Issuance (the “Current Fair Market Value”), the number of Purchasable Warrant Units which may be purchased upon exercise of the Warrant shall be increased by multiplying the number of Warrant Units which currently may be purchased upon exercise of the Warrant by the following fraction:

      B

C + (D / E)

where

A=	the number of Warrant Units that can currently be purchased upon exercise of the Warrant;

B =	the number of GP Units outstanding after giving effect to the issuance of the number of Additional GP Units issued or deemed to be issued as a result of the Trigger Issuance;

C =	the number of GP Units outstanding immediately prior to the Trigger Issuance;

D =	the aggregate consideration, if any, received or deemed to be received by the GP upon such Trigger Issuance; and

E =	the Current Fair Market Value.

For purposes of this Section 7(f), “Additional GP Units” shall mean all GP Units issued by the GP or deemed to be issued pursuant to this Section 7(f).

For purposes of this Section 7(f), “Fair Market Value” of the GP Units shall mean the highest price per GP Unit which the GP could obtain from a willing buyer (not a current employee, director, officer, member or stockholder (or affiliate of any of the foregoing) for GP Units sold by the GP, determined by method mutually agreed to by both the GP and the Warrantholder). The Board of Directors of the GP shall respond promptly, in writing, to an inquiry by the Warrantholder as to its view of the fair market value of the GP Units. In the event that the Board of Directors of the GP and the Warrantholder are unable to agree upon the fair market value of the GP Units, the GP and the Warrantholder shall jointly select an appraiser who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne by the GP.

For purposes of this Section 7(f), the following Sections 7(f)(i) - (f)(vii) shall also be applicable:

(i) Issuance of Rights or Options. In case at any time the GP shall in any manner grant (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, GP Units or any membership interest or security convertible into or exchangeable for GP Units (such warrants, rights or options being called “Options” and such convertible or exchangeable limited partner interests or securities being called “Convertible Securities”), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable,  and the price per unit for which GP Units are issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (A) the sum (which sum shall constitute the applicable consideration) of (1) the total amount, if any, received or receivable by the GP as consideration for the granting of such Options, plus (2) the aggregate amount of additional consideration payable to the GP upon the exercise of all such Options, plus (3), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (B) the total maximum number of GP Units issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Current Fair Market Value in effect immediately prior to the time of the granting of such Options, then the total number of GP Units issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per unit as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the number of Purchasable Warrant Units. Except as otherwise provided in Section 7(f)(iii), no adjustment of the number of Purchasable Warrant Units shall be made upon the actual issue of such GP Units or of such Convertible Securities upon exercise of such Options or upon the actual issue of such GP Units upon conversion or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. In case the GP shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per unit for which GP Units are issuable upon such conversion or exchange (determined by dividing (A) the sum (which sum shall constitute the applicable consideration) of (1) the total amount received or receivable by the GP as consideration for the issue or sale of such Convertible Securities, plus (2) the aggregate amount of additional consideration, if any, payable to the GP upon the conversion or exchange thereof, by (B) the total number of GP Units issuable upon the conversion or exchange of all such Convertible Securities), shall be less than the Current Fair Market Value in effect immediately prior to the time of such issue or sale, then the total maximum number of GP Units issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the number of Purchasable Warrant Units, provided that except as otherwise provided in Section 7(f)(iii), (X) no adjustment of the number of Purchasable Warrant Units shall be made upon the actual issuance of such GP Units upon conversion or exchange of such Convertible Securities and (Y) no further adjustment of the number of Purchasable Warrant Units shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Exercise Price have been made pursuant to the other provisions of Section 7(f).

(iii) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in Section 7(f)(i), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Section 7(f)(i) or Section 7(f)(ii), or the rate at which Convertible Securities referred to in Section 7(f)(i) or Section 7(f)(ii) are convertible into or exchangeable for GP Units shall change at any time (including, without limitation, changes under or by reason of provisions designed to protect against dilution), the number of Purchasable Warrant Units at the time of such event shall forthwith be readjusted to the number of Purchasable Warrant Units that could be purchased upon exercise of the Warrant had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

(iv) Distributions. Subject to the provisions of this Section 7(f), in case the GP shall declare or make any other distribution upon any membership interest in the GP (other than the GP Units) payable in GP Units, Options or Convertible Securities, then any GP Units, Options or Convertible Securities, as the case may be, issuable in payment of such distribution shall be deemed to have been issued or sold without consideration.

(v) Consideration for Membership Interests. In case any GP Units, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the GP therefor, after deduction therefrom of any expenses incurred or any underwriting discounts, commissions or concessions paid or allowed by the GP in connection therewith. In case any GP Units, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the GP shall be deemed to be the fair value of such consideration as determined in good faith and agreed upon by both the Board of Directors of the GP and the Warrantholder, after deduction of any expenses incurred or any underwriting discounts, commissions or concessions paid or allowed by the GP in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the GP, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the GP. If GP Units, Options or Convertible Securities shall be issued or sold by the GP and, in connection therewith, other Options or Convertible Securities (the “Additional Rights”) are issued, then the consideration received or deemed to be received by the GP shall be reduced by the fair market value of the Additional Rights (as determined using the Black-Scholes Option Pricing Model or another method mutually agreed to by both the GP and the Warrantholder). The Board of Directors of the GP shall respond promptly, in writing, to an inquiry by the Warrantholder as to its view of the fair market value of the Additional Rights. In the event that the Board of Directors of the GP and the Warrantholder are unable to agree upon the fair market value of the Additional Rights, the GP and the Warrantholder shall jointly select an appraiser who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne evenly by the GP and the Warrantholder.

(iv) Record Date. In case the GP shall take a record of the holders of its GP Units for the purpose of entitling them (A) to receive a distribution payable in GP Units, Options or Convertible Securities or (B) to subscribe for or purchase GP Units, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the GP Units deemed to have been issued or sold upon the declaration or the making of such distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(v) Treasury Units. The number of GP Units outstanding at any given time shall not include units owned or held by or for the account of the GP or any of its wholly owned subsidiaries, and the disposition of any such units (other than the cancellation or retirement thereof) shall be considered an issue or sale of GP Units for purposes of this Section 7(f).

(g) [Intentionally left blank]

 (h) The adjustments required by this Section 7 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases the number of Purchasable Warrant Units immediately prior to the making of such adjustment by at least 1%. Any adjustment representing a change of less than such minimum amount (except as aforesaid) shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 7 and not previously made, would result in such minimum adjustment.

Section 8. Purchase Rights. In addition to any adjustments pursuant to Section 7, if at any time the GP grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of GP Units (the “Purchase Rights”), then the Warrantholder shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Warrantholder could have acquired if the Warrantholder had held the number of GP Units acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof) immediately before the date as of which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of GP Units are to be determined for the grant, issue or sale of such Purchase Rights.

Section 9. Termination of Trading Event. If, at any time prior to the third (3rd) anniversary of the Exercise Commencement Date, the Common Units have not been listed for trading on an Eligible Market for a period of sixty (60) days (a “Termination of Trading Event”), at the written request of the Warrantholder delivered on or before the sixtieth (60th) day after the occurrence of the Termination of Trading Event (the date the Warrantholder delivers a written notice of such request, a “Put Notice Date”), the GP shall purchase this Warrant from the Warrantholder by paying to the Warrantholder, within three (3) Business Days of the date the Put Value is determined, cash in an amount equal to the Put Value of the remaining unexercised portion of this Warrant on the Put Notice Date. As used herein, “Eligible Market” means, the NYSE MKT LLC, The NASDAQ Global Market, The NASDAQ Global Select Market, The NASDAQ Capital Market or The New York Stock Exchange, Inc. As used herein, “Put Value” means the value of this Warrant as determined by an independent third party valuation firm or investment bank jointly selected by the GP and the Warrantholder based on an enterprise value without deduction for liquidity and minority interests, the costs of which valuation shall be borne by the GP. The GP shall promptly engage such valuation firm and promptly provide such valuation firm with all such information as it shall reasonably request in completing its valuation work.

Section 10. Income Tax Treatment. The Warrantholder and the GP agree that, solely for income tax purposes, the Warrants shall be treated from and after issuance as if exercised by the holder thereof.  In connection therewith, the GP shall issue to the holder of the Warrants information returns on IRS Form K-1 (and corresponding forms for state, local and foreign income tax reporting purposes) reflecting the allocations of income, gain, loss, deduction and credit to the holder of the Warrants computed as if the Warrants had been exercised in full upon issuance.

Section 11. Calculations and Fractional Interest. All calculations made pursuant to this Warrant shall be made to the nearest cent. The GP shall not be required to issue fractions of Warrant Units upon the exercise of this Warrant. If any fractional Class B Unit would, except for the provisions of the first sentence of this Section 10, be deliverable upon such exercise, the GP, in lieu of delivering such fractional unit, shall pay to the exercising Warrantholder an amount in cash equal to the fair market value of such fractional Class B Unit on the date of exercise as determined in good faith by the Board of Directors of the GP.

Section 12. Benefits. Nothing in this Warrant shall be construed to give any person or entity (other than the GP and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the GP and the Warrantholder.

Section 13. Adjustment Notices. Upon the happening of any event requiring an adjustment of the number of Class B Units issuable upon exercise of this Warrant, the GP shall promptly give written notice thereof to the Warrantholder at the address appearing in the records of the GP, stating the adjusted number of Warrant Units resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment.

Section 14. Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given as hereinafter described: (a) if given by personal delivery, then such notice shall be deemed given upon such delivery, (b) if given by electronic mail or facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (c) if given by mail, then such notice shall be deemed given upon the earlier of (i) receipt of such notice by the recipient or (ii) three (3) days after such notice is deposited in the first class mail, postage prepaid, and (d) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one (1) Business Day after delivery to such carrier. All notices shall be addressed as follows: if to the Warrantholder, at its address as set forth in the GP’s books and records or at such other address as the Warrantholder may designate by advance written notice to the GP, and if to the GP, at the address as follows or at such other address as the GP may designate by advance written notice to the Warrantholder:

Oxford Resource Partners, LP

41 South High Street, Suite 3450

Columbus, Ohio 43215

Attn: Chief Legal Officer

Email: dmaher@oxfordresources.com

Fax: (614) 754-7100

Section 15. Section Headings. The section headings in this Warrant are for the convenience of the GP and the Warrantholder and in no way alter, modify, amend, limit or restrict the provisions hereof.

Section 16. Successors. All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.

Section 17. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law provisions thereof. The GP and, by accepting this Warrant, the Warrantholder, each irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant. The GP and, by accepting this Warrant, the Warrantholder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The GP and, by accepting this Warrant, the Warrantholder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE GP AND, BY ITS ACCEPTANCE HEREOF, THE WARRANTHOLDER, HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS WARRANT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

Section 18. Rights as a Member. Except as set forth herein or in the Limited Liability Company Agreement, prior to the exercise of this Warrant, the Warrantholder shall not have or exercise any rights as a member of the GP by virtue of its ownership of this Warrant, including, without limitation, the right to receive distributions, exercise any rights to vote, or consent or receive notice as unitholders in respect of the meetings of unitholders or any other matter.

Section 19. Amendment; Waiver. Any term of this Warrant may be amended or waived (including the adjustment provisions included in Section 7) only upon the written consent of the GP and the Warrantholder, provided that nothing herein shall preclude the GP from lowering the Exercise Price.

Section 20. Reservation of Class B Units. The GP shall at all times reserve and keep available a number of its authorized but unissued Class B Units that will be sufficient to permit the exercise in full of this Warrant and all other outstanding warrants issued in connection with the Second Lien Financing Agreement.

Section 21. Requirement for Signature. Unless and until signed by the GP, this Warrant shall be invalid and of no force or effect and may not be exercised by the holder hereof.

Section 22. Severability. In the event that any one or more of the provisions contained in this Warrant shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of this Warrant shall not be in any way impaired so long as this Warrant as so modified continues to express, without material change, the original intentions of the Warrantholder and the GP as to the subject matter hereof and the invalidity, illegality or unenforceability of any provision in question does not substantially impair the respective expectations or reciprocal obligations of the Warrantholder and the GP or the practical realization of the benefits that would otherwise be conferred upon the Warrantholder and the GP. The Warrantholder and the GP will endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provision with a valid provision, the effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

[Signature on Following Page]

IN WITNESS WHEREOF, the GP has caused this Warrant to be duly executed as of the date first above written.

Oxford ResourceS GP, LLC By: Name: Title:

APPENDIX A

Oxford ResourceS GP, LLC

WARRANT EXERCISE FORM

To [Name]:

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant (the “Warrant”) for, and to purchase thereunder by the payment of the Exercise Price and surrender of the Warrant, Warrant Units as defined and provided for therein. The Warrant Units issuable upon such election shall be evidenced only by the registration of such Warrant Units on the books and records of the GP maintained for such purpose and shall be issued in the name of the undersigned or as otherwise indicated below.

Notwithstanding anything to the contrary contained herein, this election shall constitute a representation by the Warrantholder of the Warrant submitting this election that the recipient of the GP issued upon the exercise of this Warrant is an Eligible Citizen. The GP may rely on this representation and warranty of the Warrantholder in determining whether the recipient of the Class B Units issued upon the exercise of this Warrant is an Eligible Citizen.

[Signature Page Follows]

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Dated: _________________, _________

Note:The signature must correspond with the name of the Warrantholder as written on the first page of the Warrant in every particular, without alteration or enlargement or any change whatever, unless the Warrant has been assigned.

Signature: ___________________________

___________________________________

Name (please print)

___________________________________

___________________________________

Address

___________________________________

Name for Registration

___________________________________

Federal Identification or Social Security No.

Assignee:

___________________________________

___________________________________

___________________________________

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APPENDIX B

oxford resources gp, llc

NET ISSUE ELECTION NOTICE

To: [Name]

Date: ____________,_______

The undersigned hereby elects under Section 3(f) of the within Warrant (the “Warrant”) to surrender the right to purchase __________________ Class B Units pursuant to the Warrant and hereby requests the issuance of ___________________ Class B Units. The units issuable upon such net issue election shall be evidenced only by the registration of such Class B Units on the books and records of the GP maintained for such purpose and shall be issued in the name of the undersigned or as otherwise indicated below.

___________________________________
Signature

___________________________________
Name for Registration

___________________________________
Mailing Address

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